Exhibit 99.1

Yum China Announces Plan for Approximately US$270 million in Additional Share Repurchases for 2025

Shanghai, China (September 3, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) announced that it plans to repurchase approximately an additional US$270 million of its common stock during the remainder of 2025 in the open market, subject to market and other conditions. This repurchase program is expected to commence on September 3, 2025, and is in addition to the previously announced US$510 million share repurchase agreements for the second half of the year, as well as the US$356 million share repurchases completed in the first half of 2025.

Assuming a quarterly dividend of US$0.24 per share, the Company is now expected to return a total of approximately US$1.5 billion to shareholders in 2025, comprising approximately US$360 million in dividends and approximately US$1.14 billion in share repurchases.

“The expanded share repurchase program for 2025 is designed to provide flexibility to repurchase shares in the open market from time to time, with the goal of enhancing long-term shareholder value. It reflects our confidence in our growth prospects and our ability to generate strong free cash flow. As we continue to return capital to shareholders through dividends and share repurchases, we remain committed to investing in our businesses to create value both now and in the long term,” said Joey Wat, CEO of Yum China.

Yum China is on track to return US$3 billion to shareholders through dividends and share repurchases from 2025 to 2026, in addition to the US$1.5 billion delivered in 2024. The average annual amount of capital return over the three years is around 9% of Yum China’s market capitalization as of September 2, 2025.

From 2017 to September 2, 2025, Yum China has returned US$5.2 billion to shareholders through dividends and share repurchases.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the Company's business strategy, capital allocation strategy, and dividend and share repurchase plans. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, and dividend and share repurchase plans. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,400 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit https://ir.yumchina.com/.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556
IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824 / +852 2267 5807
Media@YumChina.com